EXHIBIT 10.68


                              TERMINATION AGREEMENT


     This Termination Agreement ("Agreement") is entered into as of July 23, 2004 by and among Trinity Learning Corporation, a Utah corporation ("Trinity"), ProsoftTraining, a Nevada corporation ("Prosoft"), and MTX Acquisition Corp., a Utah corporation and a direct wholly-owned subsidiary of Prosoft ("MTX").

     Trinity, Prosoft and MTX are parties to an Agreement and Plan of Merger dated as of February 22, 2004 (the "Merger Agreement") and desire to terminate the Merger Agreement on the terms and conditions set forth herein.

     Now, therefore, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

     1. Trinity, Prosoft and MTX agree to terminate the Merger Agreement by mutual agreement pursuant to Section 9.1 of the Merger Agreement, effective immediately.

     2. In connection with and as further consideration for such termination, Trinity agrees to pay Prosoft Fifty Thousand Dollars ($50,000) in cash or by wire transfer no later than the earlier of (i) 24 hours after the closing of Trinity's next round of debt or equity financing, or (ii) August 6, 2004. In the event Trinity does not make such payment when due, in addition to and not in substitution of any other rights Prosoft may have with respect to nonpayment, then all unpaid amounts shall bear interest from the date payment was due at the rate of twenty-one percent (21%) per annum, and all such interest shall be immediately due and payable along with the unpaid amount.

     3. Release of Claims. The parties agree that the foregoing consideration represents settlement in full of all outstanding obligations owed by Trinity to Prosoft and/or MTX and by Prosoft and/or MTX to Trinity. Each of Trinity, Prosoft and MTX, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, agents, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other party and their respective, officers, directors, employees, agents, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess (other than claims for a breach of an obligation under this Agreement) including, without limitation:

          (a) any and all claims relating to or arising from the business relationship between Prosoft and Trinity; and

          (b) any and all claims relating to, or arising from, the Merger Agreement.

     4. Attached as Exhibit A is a Prosoft press release mutually agreed to by the parties. Attached as Exhibit B is a Trinity press release mutually agreed to by the parties. Each of Trinity, Prosoft and MTX will mutually agree on the issuance of any other press release or public statements in respect of this Agreement and shall not issue any such press release or any public statement prior to such mutual agreement, except as may be required by applicable law.

     5. In the event any action in law or equity or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to their attorney's fees and other costs reasonably incurred in such action or proceeding.

     6. This Agreement may be executed by telecopy signature and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

TRINITY LEARNING CORPORATION            PROSOFTTRAINING


By: ________________________________    By: _______________________________
    Douglas D. Cole,                        Robert G. Gwin,
    Chief Executive Officer                 Chief Executive Officer


                                        MTX ACQUISITION CORP.


                                        By: _______________________________
                                            Robert G. Gwin,
                                            Chief Executive Officer

                                    EXHIBIT A

                              PROSOFT PRESS RELEASE

                                    EXHIBIT B

                              TRINITY PRESS RELEASE








                                       B-1